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Exhibit 23.1

CONSENT OF REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-10041, 333-102201, 333-92449 and 333-49168) of Catalyst Semiconductor, Inc. of our report dated July 15, 2005 relating to the financial statements, financial statements schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
July 15, 2005

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  Exhibit 23.1
CONSENT OF REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM